EXHIBIT A

                               --
BA0DOCS1\0017537.01

               SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.

                            FORM 8-A

           GENERAL FORM FOR REGISTRATION OF SECURITIES

               Pursuant to Section 12(b) or (g) of
               The Securities Exchange Act of 1934

                   RESOURCE MORTGAGE CAPITAL, INC.
     (Exact name of registrant as specified in its charter)


          Virginia                           52-1549373
     (State of incorporation            (I.R.S. Employer
Identification Number)
            or organization)


        4880 Cox Road
     Glen Allen, Virginia                              23060
   (Address of principal executive offices)
(Zip Code)


Registrant's telephone number, including area code:  (804) 967-
5800

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each
exchange on which
          to be so registered                  each class is to
be registered

                 None                                  None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.  [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

 Series B Cumulative Convertible Preferred Stock, par value $.01 per share
                        (Title of Class)

Item 1.        Description of Registrant's Securities to be
Registered.

          A full description of the Registrant's Series B
Cumulative Convertible Preferred Stock, $.01 par value per share, will be contained in a Rule 424(b) Prospectus
Supplement filed hereafter supplementing the Registrant's
Registration Statement on Form S-3, No. 33-50705, which became effective on January 28, 1994, which Prospectus
Supplement shall be deemed to be incorporated herein by reference.

Item 2.        Exhibits.

I. A.1. Articles of Incorporation (incorporated herein by reference to the
               Company's Registration Statement on Form S-3
               (No. 33-53494) dated October 20, 1992).

          A.2. Amendment to Articles of Incorporation
               (incorporated herein by reference to the Company's Report on Form 8-K dated June 26,
               1995).

          A.3. Form of Amendment to Articles of
               Incorporation.

          B.   Form of Certificate for the Series B
               Cumulative Convertible Preferred Stock.

          C. Bylaws (incorporated herein by reference to (i) Amendment No. 2 of the Company's Registration Statement on Form S-11 (No. 33-19261) dated February 4, 1988 and (ii) Annual Report on Form 10-K dated December 31, 1992).

                         SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  October 13, 1995       RESOURCE MORTGAGE CAPITAL,
          INC.


                         By:  /s/ Thomas H.
          Potts______________
                              Thomas H. Potts
                              President

                        EXHIBIT INDEX



Exhibit
Page


I.A.1.    Articles of Incorporation (incorporated herein by
          reference
          to the    Company's Registration Statement  on
          Form S-3
          (No. 33-53494) dated     October 20, 1992).

I.A.2.    Amendment to Articles of Incorporation
          (incorporated
          herein by reference to the Company's Report on Form 8-K dated June 26, 1995).

I.A.3.    Form of Amendment to Articles of Incorporation.
          5

I.B.      Form of Certificate for the Series B Cumulative
          Convertible         25
          Preferred Stock.

I.C.      Bylaws (incorporated herein by reference to (i)
          Amendment
          No. 2 of the Company's Registration Statement on
          Form S-11
          (No. 33-19261) dated February 4, 1988 and (ii)
          Annual Report
          on Form 10-K dated December 31, 1992).


EXHIBIT I.A.3.

                    ARTICLES OF AMENDMENT
                             TO
                  ARTICLES OF INCORPORATION

               RESOURCE MORTGAGE CAPITAL, INC.



1.   The name of the Corporation is Resource Mortgage
Capital, Inc.

2. A new Article IIIB shall be inserted following the existing text of Article IIIA and shall read as set forth in Exhibit A hereto.

3. This Amendment to the Articles of Incorporation was duly adopted by the Board of Directors of the Corporation by unanimous written consent dated September 25, 1995. In accordance with Sections 13.1-706.6 and 13.1-639 of the Virginia Stock Corporations Act, no shareholder action was required.

     IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment on behalf of the Corporation.


Date:  _______  __, 1995      RESOURCE MORTGAGE CAPITAL,
INC.



                    By:
                         Thomas H. Potts
                         President

                 RESOURCE MORTGAGE CAPITAL, INC.


     Section 1.     Number of Shares and Designation.   This
series of Preferred Stock shall be designated as Series B ____% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") and up to Two Million Seven Hundred Sixty Thousand (2,760,000) shall be the number of shares of such Preferred Stock constituting such series.

     Section 2.     Definitions.  For purposes of the Series B
Preferred Stock, the following terms shall have the meanings indicated:

     "Act" shall mean the Securities Act of 1933, as amended.

     "affiliate" of a person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Stock.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Call Date" shall have the meaning set forth in paragraph
     (b) of Section 5 hereof.

     "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation or such shares of the Corporation's capital stock into which such Common Stock shall be reclassified.

      "Conversion Price" shall mean the conversion price per share of Common Stock for which each share of Series B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to paragraph (d) of Section 7. The initial Conversion Price shall be $____ (equivalent to an initial conversion rate of one share of Common Stock for each share of Series B Preferred Stock).

     "Current Market Price" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or of any similar security of any other issuer for any day shall mean the closing price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange

     ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE or National Association of Securities Dealers, Inc. member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the Corporation.

     "Distribution" shall have the meaning set forth in paragraph
     (d)(iii) of Section 7 hereof.

     "Dividend Payment Date" shall mean, with respect to each Dividend Period, the last day of January, April, July and October, in each year, commencing on January 31, 1996 with respect to the period commencing on the date of issue and ending December 31, 1995; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

     "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include December 31, 1995).

     "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during five
     (5) consecutive Trading Days selected by the Corporation commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation.
     The term "`ex' date," when used with respect to any issuance or distribution, means the first day on which the share of Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

      "Issue Date" shall mean _______  ___, 1995.

     "Junior Stock" shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the shares of Series B Preferred Stock have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     "Parity Stock" shall have the meaning set forth in paragraph
     (b) of Section 8 hereof.  Series A Preferred Stock is Parity
     Stock.

     "Person" shall mean any individual, firm, partnership, corporation or other entity and shall include any successor
     (by merger or otherwise) of such entity.

     "Press Release" shall have the meaning set forth in paragraph (a)(i) of Section 5 hereof.

     "Series  A  Preferred Stock" shall mean  the  Series  A
     Cumulative Convertible Preferred Stock of the Corporation as set forth in Article IIIA, Section 1 of the Corporation's
     Articles of Incorporation (as amended).

     "Series B Preferred Stock" shall have the meaning set forth in Section 1 hereof.

     "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Trading Day", as to any securities, shall mean any day on which such securities are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, on the National Market of NASDAQ or, if such securities are not quoted on such National Market, in the securities market in which such securities are traded.

     "Transaction" shall have the meaning set forth in paragraph
     (e) of Section 7 hereof.

     "Transfer Agent" means First Union National Bank of North
     Carolina or such other transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Series B Preferred Stock.

     "Voting Preferred Stock" shall have the meaning set forth in
     Section 9 hereof.

     Section 3.     Dividends.

          (a) The holders of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Series B Preferred Stock equal to the greater of (i) the base dividend of $0.___ per quarter (the "Base Rate") or (ii) the cash dividends declared on the number of shares of Common Stock, or portion thereof, into which a share of Series B Preferred Stock is convertible. The initial Dividend Period shall commence on the Issue Date and end on December 31, 1995. The dividends payable with respect to the portion of the initial Dividend Period commencing on the Issue Date and ending on December 31, 1995, shall be determined by reference to the Base Rate. The amount referred in clause (ii) of this paragraph (a) with respect to each Dividend Period shall be determined as of the applicable Dividend Payment Date by multiplying the number of shares of Common Stock, or portion thereof calculated to the fourth decimal point, into which a share of Series B Preferred Stock would be convertible at the opening of business on such Dividend Payment Date (based on the Conversion Price then in effect) by the quarterly cash dividend payable or paid for such Dividend Period in respect of a share of Common Stock outstanding as of the record date for the payment of dividends on the Common Stock with respect to such Dividend Period or, if different, with respect to the most recent quarterly period for which dividends with respect to the Common Stock have been declared. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on a record date which shall be not more than 60 days prior to the applicable Dividend Payment Date and shall be fixed by the Board of Directors to coincide with the record date for the regular quarterly dividends, if any, payable with respect to the Common Stock; provided, however, that the record dates for the Dividend Period ending December 31, may be separated so that the record date for the Common Stock dividend is December 31 and the record date for the Series B Preferred Stock dividend is January 1 and vice versa. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

           Upon a final administrative determination by the Internal Revenue Service that the Corporation does not qualify as a real estate investment trust in accordance with Section 856 of the Internal Revenue code of 1986 (the "Code"), the Base Rate set forth in (a)(i) will be increased to $0.___ until such time as the Corporation regains its status as a real estate investment trust; provided, however, that if the Corporation contests its loss of real estate investment trust status in Federal Court, following its receipt of an opinion of nationally recognized tax counsel to the effect that there is a reasonable basis to contest such loss of status, the Base Rate shall not be increased during the pendency of such judicial proceeding; provided further, however, that upon a final judicial determination in Federal Tax Court, Federal District Court or the Federal Claims Court that the Corporation does not qualify as a real estate investment trust, the Base Rate as stated above will be increased.

          (b) The amount of dividends payable per share of Series B Preferred Stock for the portion of the initial Dividend Period commencing on the Issue Date and ending and including December 31, 1995, or any other period shorter than a full Dividend Period, shall be computed ratably on the basis of twelve 30-day months and a 360-day year. Holders of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

          (c) So long as any of the shares of Series B Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any class or series of Parity Stock for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series B Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series B Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

          (d) So long as any of the shares of Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless in each case (i) the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Series B Preferred Stock and any other Parity Stock of the Corporation shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the full dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Parity Stock.

     Section 4.     Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive _________- _______ Dollars ($____) per share of Series B Preferred Stock ("Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series B Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series B Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

          (b) Subject to the rights of the holders of any shares of Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series B Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock and any Parity Stock shall not be entitled to share therein.

     Section 5.     Redemption at the Option of the Corporation.

          (a) Shares of Series B Preferred Stock shall not be redeemable by the Corporation prior to October 31, 1998. On and after October 31, 1998, the Corporation, at its option, may redeem shares of Series B Preferred Stock, in whole or from time to time in part, as set forth herein, subject to the provisions described below:

               (i) Shares of Series B Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, at any time on or after October 31, 1998 by issuing and delivering to each holder for each share of Series B Preferred Stock to be redeemed such number of authorized but previously unissued shares of Common Stock as
     equals   the  Liquidation  Preference  (excluding   any
     accumulated, accrued and unpaid dividends which are to be paid in cash as provided below) per share of Series B Preferred Stock divided by the Conversion Price as in effect as of the opening of business on the Call Date (as defined in paragraph (b) below); provided, however, that the Corporation may redeem shares of Series B Preferred Stock pursuant to this paragraph (a)(i) only if for twenty (20) Trading Days, within any period of thirty (30) consecutive Trading Days, including the last Trading Day of such 30-Trading Day period, the Current Market Price of the Common Stock on each of such 20 Trading Days equals or exceeds the Conversion Price in effect on such Trading Day. In order to exercise its redemption option pursuant to this paragraph
     (a)(i), the Corporation must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been satisfied. The Corporation may not issue a Press Release prior to August 31, 1998. The Press Release shall announce the redemption and set forth the number of shares of Series B Preferred Stock that the Corporation intends to redeem; or

               (ii) Shares of Series B Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation at any time on or after October 31, 1998 out of funds legally available therefor at a redemption price payable in cash equal to $____ per share of Series B Preferred Stock (plus all accumulated, accrued and unpaid dividends as provided below).

               (iii)     In the event of a redemption pursuant to
     Section 5(a)(i), the Corporation shall pay in cash all cumulative, accrued and unpaid dividends for all Dividend Periods ending prior to the Dividend Period in which the redemption occurs; but no dividend shall accrue or be payable on the Series B Preferred Stock to be redeemed for the Dividend Period in which the redemption occurs unless the Call Date is after the record date for the dividend payable on the Common Stock for such Dividend Period in which event such dividend with respect to the Series B Preferred Stock shall accrue and be payable from the period beginning of the Dividend Period in which the redemption occurs and ending on the Call Date. In the event of a redemption pursuant to Section 5(a)(ii), the Corporation shall pay in cash all cumulative, accrued and unpaid dividends for all Dividend Periods ending prior to the Dividend Period in which the redemption occurs, plus the dividend (determined by reference to the Base Rate if the Call Date precedes the date on which the dividend on the Common Stock is declared for such Dividend Period) accrued from the beginning of the Dividend Period in which the redemption occurs and ending on the Call Date.

          (b) Shares of Series B Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 5 (the
"Call  Date").   The  Call Date shall  be  selected  by  the
Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after (i) the date on which the Corporation issues the Press Release, if such redemption is pursuant to paragraph (a)(i) of this Section 5, and (ii) the date notice of redemption is sent by the Corporation, if such redemption is pursuant to paragraph (a)(ii) of this Section 5. In the event of a redemption pursuant to
Section 5(a)(i) or 5(a)(ii), if the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then (i) in the event of a redemption pursuant to Section 5(a)(i) each holder of Series B Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares prior to such Dividend Payment Date and
(ii) in the event of a redemption pursuant to Section 5(a)(ii), each holder of Series B Preferred Stock at the close of business on such dividend payment record date shall be entitled to the portion of the dividend accrued from the beginning of the Dividend Period in which the redemption occurs and ending on the Call Date notwithstanding the redemption of such shares prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued dividends on shares of Series B Preferred Stock called for redemption or on the shares of Common Stock issued upon such redemption.

          (c) If full cumulative dividends on all outstanding shares of Series B Preferred Stock and any other class or series of Parity Stock of the Corporation have not been paid or declared and set apart for payment, no shares of Series B Preferred Stock may be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Series B Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock.

          (d) If the Corporation shall redeem shares of Series B Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed and, if such redemption is pursuant to paragraph (a)(i) of this Section 5, such notice shall be given not more than ten (10) Business Days after the date on which the Corporation issues the Press Release. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation not less than 30 nor more than 60 days prior to the Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series B Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date;
(2) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) whether redemption will be for shares of Common Stock pursuant to paragraph (a)(i) of this Section 5 or for cash pursuant to paragraph (a)(ii) of this Section 5, and, if redemption will be for Common Stock, the number of shares of Common Stock to be issued with respect to each share of Series B Preferred Stock to be redeemed; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock; and (5) the then-current Conversion Price. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to issue and make available the number of shares of Common Stock and/or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series B Preferred Stock called for redemption (except that, in the case of a Call Date after a dividend record date and prior to the related Dividend Payment Date, holders of Series B Preferred Stock on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Stock of the Corporation shall cease (except the rights to receive the shares of Common Stock and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide shares of Common Stock and/or cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such number of shares of Common Stock and such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and/or cash be applied to the redemption of the shares of Series B Preferred Stock so called for redemption. In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, at the close of business on the Call Date, each holder of shares of Series B Preferred Stock to be redeemed (unless the Corporation defaults in the delivery of the shares of Common Stock or cash payable on such Call Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock are to be converted at redemption, regardless of whether such holder has surrendered the certificates representing the shares of Series B Preferred Stock to be so redeemed. No interest shall accrue for the benefit of the holders of shares of Series B Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series B Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

     As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state),
such   certificates  shall  be  exchanged  for  certificates
representing shares of Common Stock and/or any cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series B Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series B Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series B Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

          (e) In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, no fractional shares of Common Stock or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the shares of Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon redemption of shares of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

          (f) In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, the Corporation covenants that any shares of Common Stock issued upon redemption of shares of Series B Preferred Stock shall be validly issued, fully paid and non-assessable. The Corporation shall use its best efforts to list, subject to official notice of issuance, the shares of Common Stock required to be delivered upon any such redemption of shares of Series B Preferred Stock, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding shares of Common Stock are listed at the time of such delivery.

     The Corporation shall take any action necessary to ensure that any shares of Common Stock issued upon the redemption of Series B Preferred Stock are freely transferable and not subject to any resale restrictions under the Act, or any applicable state securities or blue sky laws (other than any shares of Common Stock issued upon redemption of any Series B Preferred Stock which are held by an "affiliate" (as defined in Rule 144 under the Act) of the Corporation).

     Section 6. Stock To Be Retired. All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized, but unissued shares of Preferred Stock, without designation as to series. The Corporation may also retire any unissued shares of Series B Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     Section 7.     Conversion.

     Holders of shares of Series B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

          (a) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Series B Preferred Stock shall have the right, at such holder's option, at any time to convert such shares, in whole or in part, into the number of fully paid and non-assessable shares of authorized but previously unissued shares of Common Stock per each share of Series B Preferred Stock obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last clause of paragraph (b) of this Section
7) and by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert shares of Series B Preferred Stock called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Corporation shall default in making payment of shares of Common Stock and/or cash payable upon such redemption under Section 5 hereof.

          (b) In order to exercise the conversion right, the holder of each share of Series B Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Series B Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

     Holders of shares of Series B Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with provisions of this
Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation. If the dividend payment record date for the Series B Preferred Stock and Common Stock do not coincide, and the preceding sentence does not operate to ensure that a holder of shares of Series B Preferred Stock whose shares are converted into Common Stock does not receive dividends on both the shares of Series B Preferred Stock and the Common Stock into which such shares are converted for the same Dividend Period, then notwithstanding anything herein to the contrary, it is the intent, and the Transfer Agent is authorized to ensure that no conversion after the earlier of such record dates will be accepted until after the latter of such record dates.

          (c) No fractional share of Common Stock or scrip representing fractions of a share of Common Stock shall be issued upon conversion of the shares of Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of shares of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

          (d) The Conversion Price shall be adjusted from time to time as follows:

               (i)  If the Corporation shall after the Issue Date
     (A) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares,
     (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or fraction of a share of Common Stock) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series B Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (d)(i) of this
     Section 7 shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

               (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date described below in this paragraph
     (d)(ii) of this Section 7) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (X) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (Y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (XX) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (YY) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or
     warrants.    Such  adjustment  shall  become  effective
     immediately after the opening of business on the day next following such record date (except as provided in paragraph
     (h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                (iii) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this paragraph (d)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this paragraph (d)(iii)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) of this Section 7 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

          (e)   If  the Corporation shall be a party to  any
transaction   (including  without   limitation   a   merger,
consolidation, statutory share exchange, issuer or self tender offer for all or a substantial portion of the shares of Common Stock outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock, but excluding any transaction as to which paragraph (d)(i) of this
Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Stock that will contain provisions enabling the holders of the Series B Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

          (f)  If:

               (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than cash dividends and cash distributions); or

               (ii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or

               (iii) there shall be any reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or an issuer or self tender offer by the Corporation for all or a substantial portion of its outstanding shares of Common Stock (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor) or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

               (iv)  there  shall  occur  the  voluntary  or
     involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to each holder of shares of Series B Preferred Stock at such holder's address as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger,
statutory   share  exchange,  sale,  transfer,  liquidation,
dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer commenced, the date on
which   such   tender   offer   is   scheduled   to   expire
unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

          (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Series B Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

          (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this
Section 7.

          (i) There shall be no adjustment of the Conversion Price in case of the issuance of any capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.

          (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of Series B Preferred Stock, the Conversion Price for the Series B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board of Directors, in its sole discretion, may determine to be equitable under the circumstances.

          (k) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock solely for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted into Common Stock. For purposes of this paragraph (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Corporation covenants that any shares of Common Stock issued upon conversion of the shares of Series B Preferred Stock shall be validly issued, fully paid and non-assessable.

     The Corporation shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the shares of Series B Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Common Stock are listed at the time of such delivery.

     The Corporation shall take any action necessary to ensure that any shares of Common Stock issued upon conversion of shares of Series B Preferred Stock are freely transferable and not subject to any resale restrictions under the Act, or any applicable state securities or blue sky laws (other than any shares of Common Stock which are held by an "affiliate" (as defined in Rule 144 under the Act)).

          (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion or redemption of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of Series B Preferred Stock to be converted or redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

     Section 8. Ranking. Any class or series of capital stock of the Corporation shall be deemed to rank:

          (a) prior or senior to the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

          (b) on a parity with the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class of stock or series and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); and

          (c) junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

     Section 9.     Voting.

          (a) If and whenever (i) six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, or (ii) the consolidated shareholders' equity of the Corporation (determined in accordance with generally accepted accounting principles and giving effect to any adjustment for the net unrealized gain or loss on available-for-sale mortgage securities) at the end of any calendar quarter is less than 150% of the aggregate Liquidation Preference (excluding any accumulated, accrued and unpaid dividends) of the then outstanding Voting Preferred Stock, the number of directors then constituting the Board of Directors shall be increased by two (if not, in the case of an arrearage in dividends, already increased by reason of a similar arrearage with respect to any Parity Stock) and the holders of shares of Series B Preferred Stock, together with the holders of shares of every other series of Parity Stock (any other such series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Notwithstanding anything herein to the contrary, if any Series A Preferred Stock (voting together with the Series B Preferred Stock and Voting Preferred Stock voting as a single class) is entitled to elect two directors as a result of a decline in consolidated shareholders' equity below $80,000,000 pursuant to Article IIIA of the Articles of Incorporation, then when such entitlement is triggered, the separate entitlement to elect two directors pursuant to Section 9(a)(ii) hereof shall be suspended. Whenever the entitlement pursuant to Section 9(a)(ii) of the Series B Preferred Stock (together with holders of Voting Preferred Stock voting as a single class regardless of series) to vote is suspended as described in the preceding sentence, the terms of office of all persons elected as directors by the Series B Preferred Stock and Voting Preferred Stock in respect of a shortfall in consolidated shareholders' equity below 150% of the consolidated shareholders equity of the then outstanding Voting Preferred Stock shall terminate upon the election of the two directors elected pursuant to a vote of the Series B Preferred Stock and Voting Preferred Stock voting as a single class as a result of a shortfall in consolidated shareholders' equity below
$80,000,000.   Whenever (1) in the case of an  arrearage  in
dividends described in clause (i), all arrears in dividends on the Series B Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or (2) in the case of a shortfall in the Corporation's consolidated shareholders' equity described in clause (ii), the consolidated shareholders' equity of the Corporation (determined in accordance with generally accepted accounting principles and giving effect to any adjustment for the net unrealized gain or loss on available-for-sale mortgage securities) at the end of any subsequent calendar quarter equals or exceeds 150% of the aggregate Liquidation Preference (excluding any accumulated, accrued and unpaid dividends) of the then outstanding Voting Preferred Stock, then the right of the holders of the Series B Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends or shortfall in consolidated shareholders' equity), and the terms of office of all persons elected as directors by the holders of the Series B Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series B Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Series B Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series B Preferred Stock and of the Voting Preferred Stock for the election of the two Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series B Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Directors elected by the holders of the Series B Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Director elected by the holders of the Series B Preferred Stock and the Voting Preferred Stock or the successor of such remaining Director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          (b) So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series B Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of this amendment to the Articles of Incorporation, the Articles of Incorporation or the Bylaws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Stock; provided, however, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class ranking on a parity with the Series B Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Stock; or

               (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior or senior to the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that no such vote of the holders of Series B Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Series B Preferred Stock at the time outstanding.

     For purposes of the foregoing provisions of this Section 9, each share of Series B Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series B Preferred Stock as a single class on any matter, then the Series B Preferred Stock and such other series shall have with respect to such matters one
(1) vote per $____ of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

     Section 10. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

EXHIBIT I.B.


    NUMBER         [FACE OF CERTIFICATE]              SHARES
RB_______      Resource Mortgage Capital, Inc.         _________

ORGANIZED UNDER THE                                    SEE
REVERSE FOR
LAWS OF THE COMMONWEALTH                          CERTAIN
DEFINITIONS
OF VIRGINIA
                                           CUSIP 76121E 30 1


     This certifies that [insert name of holder] is the record holder of FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK, $.01 PAR VALUE, OF RESOURCE MORTGAGE CAPITAL, INC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date:                         (SEAL)

                         /s/Thomas H. Potts
                         President

                         /s/Lynn K. Geurin
                         Secretary


     COUNTERSIGNED AND REGISTERED:
               FIRST UNION NATIONAL BANK OF NORTH CAROLINA
(SEAL)         (Charlotte, North Carolina)



               Transfer Agent and Registrar

               By:
                    Authorized Signature

               [REVERSE SIDE OF CERTIFICATE]

                      TRANSFER RESTRICTIONS

      THE TRANSFER OF THE SHARES REPRESENTED BY THIS
 CERTIFICATE IS RESTRICTED. NO TRANSFER MAY BE MADE TO ANY PERSON (i) WHO IS A NONRESIDENT ALIEN INDIVIDUAL OR FOREIGN ENTITY, (ii) WHO IS AN ENTITY EXEMPT FROM FEDERAL INCOME TAXATION THAT IS NOT SUBJECT TO TAX ON UNRELATED BUSINESS TAXABLE INCOME (OR ANY PASS-THROUGH ENTITY IN WHICH SUCH A TAX-EXEMPT ENTITY HOLDS OR IS PERMITTED TO HOLD AN INTEREST), OR
 (iii) IF SUCH PERSON OR GROUP OF PERSONS DIRECTLY OR THROUGH THE OPERATION OF CERTAIN ATTRIBUTION RULES WOULD OWN IN EXCESS OF 9.8% OF THE CORPORATION'S OUTSTANDING CAPITAL STOCK AFTER THE TRANSFER.
      THE CORPORATION MAY REQUIRE EVIDENCE OF A PROPOSED TRANSFEREE'S STATUS AND OWNERSHIP INTEREST BEFORE PERMITTING ANY TRANSFER AND MAY REDEEM ANY SHARES HELD IN VIOLATION OF
 THE PRECEDING PARAGRAPH. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A FULL STATEMENT OF THE TRANSFER RESTRICTIONS UPON REQUEST TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.
      THE CORPORATION WILL FURNISH TO THE STOCKHOLDER INFORMATION REGARDING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF ITS CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE.
     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be constituted as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common           UNIF GIFT MIN ACT--
______Custodian_____
TEN ENT  --as tenants by the entireties
(Cust)             (Minor)
JT TEN     --as joint tenants with right of survivorship
under Uniform Gift to                   and not as tenants in
common                   Minors Act  _____
                                                   (State)
  Additional abbreviations may be used though not in the above list.

For value received, ____ hereby sell assign an transfer unto _____________shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint _______ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated _______.